Exhibit 10.3

Execution Version

FIRST AMENDMENT TO THE

STOCKHOLDERS AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Stockholders Agreement (defined below), is dated as of September 29, 2016, and amends the Stockholders Agreement, dated as of March 29, 2016, among KKR Real Estate Finance Trust Inc., a Maryland corporation (“KREF”), KKR Real Estate Finance Manager LLC, a Delaware limited liability company (“KKR Manager”), KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman Islands (“Fund Holdings”) and the Stockholders set forth on the signature pages thereto (the “Stockholders Agreement”).

WHEREAS, the Stockholders party hereto represent holders of a majority of the REIT Shares owned by the Stockholders (the “Consenting Holders”); and

WHEREAS, pursuant to Section 5.04 of the Stockholders Agreement, KREF, Fund Holdings and the Consenting Holders desire to amend the terms of the Stockholders Agreement as provided below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Definitions.  Unless otherwise defined herein, terms defined in the Stockholders Agreement and used herein shall have the respective meanings given to them in the Stockholders Agreement.

2.                                      Amendment to Section 2.02.  Section 2.02(h) of the Stockholders Agreement is hereby amended as follows:

a.                                      by deleting the existing subclause (i) thereof and inserting in lieu thereof the following new subclause (i):

(i)                                     any issuance of REIT Shares (A) pursuant to a Subscription Agreement; provided that such Subscription Agreements do not provide for an aggregate investment of more than $500,000,000.00  in common shares of KREF or more than 33.33% of the Common Units or (B) to Fund Holdings or its Affiliates (excluding KKR Employee Investors (as defined in the Subscription Agreements)) until such time as Fund Holdings or its Affiliates (excluding KKR Employee Investors) have invested $400,000,000 in common shares of KREF;

b.                                      by adding the following new subclause (ix) at the end thereof:

(ix)                              any issuance of any additional equity securities in connection with a transaction that is not subject to the provisions of this Section 2.02 by virtue of subclause (i) above if such additional equity securities are issued to facilitate compliance by a Stockholder with regulatory requirements applicable to such Stockholder in connection with the investment in REIT Shares and Common Units; provided that the issuance of such equity securities do not materially and adversely affect any right, preference, privilege or voting power of the REIT Shares owned by the other Stockholders in a manner that would not similarly affect the rights, preferences, privileges or voting powers of the REIT Shares owned by Fund Holdings and its Affiliates.

3.                                      Amendment to Section 3.02.  Section 3.02 of the Stockholders Agreement is hereby amended by deleting the existing subsection (d) thereof and inserting in lieu thereof the following new subclause (d):

“(d) A Tagging Stockholder that has elected to exercise its tag-along rights pursuant to this Section 3.02 shall make or provide the same representations, warranties, covenants, agreements, and indemnities with respect to such Tagging Stockholder’s REIT Shares only as the Transferring Stockholder has made or provided in connection with such tag-along transaction; provided that (x) no Tagging Stockholder shall be required to make representations and warranties or covenants or provide indemnities as to any other Investor and (y) any Tagging Stockholder’s liability relating to representations and warranties and covenants (and related indemnities) and other indemnification obligations regarding the business of the Company or its Subsidiaries shall not be more than such Tagging Stockholders’ pro rata share of any holdback, escrow or indemnification obligation (other than indemnities in respect of representations and warranties regarding such Tagging Stockholder’s title to its REIT Shares and due execution, due authorization and no conflicts by such Tagging Stockholder); provided that in no event shall the Tagging Stockholder’s indemnification obligations exceed the amount of the purchase price for such Tagging Stockholder’s REIT Shares in the transaction.”

4.                                      Amendment to Section 3.03.  Section 3.03 of the Stockholders Agreement is hereby amended by deleting the existing subsection (c) thereof and inserting in lieu thereof the following new subclause (c):

“(c) The Dragged Stockholder shall (i) make or provide the same representations, warranties, covenants, agreements, and indemnities with respect to such Dragged Stockholder’s REIT Shares only as the KKR Transferor has made or provided in connection with such drag-along transaction; provided that (x) no Dragged Stockholder shall be required to make representations and warranties or covenants or provide indemnities as to any other Investor and (y) any Dragged Stockholder’s liability relating to representations and warranties and covenants (and related indemnities) and other indemnification obligations regarding the business of the Company or its Subsidiaries shall not be more than such Dragged Stockholders’ pro rata share of any holdback, escrow or indemnification obligation (other than indemnities in respect of representations and warranties regarding such Dragged Stockholder’s title to its REIT Shares and due execution, due authorization and no conflicts by such Dragged Stockholder); provided that in no event shall the Dragged Stockholder’s indemnification obligations exceed the amount of the purchase price for such Dragged Stockholder’s REIT Shares in the transaction, and (ii) take all necessary action, including, to the extent applicable, expressly waiving any dissenter’s rights or rights of appraisal or similar rights, entering into an agreement reflecting the terms of the Sale Event, surrendering certificates, cooperating in satisfying any applicable legal requirements and executing any letter of transmittal or other agreements or otherwise as reasonably required by the KKR

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Transferor or KREF to assist the KKR Transferor in the consummation of such Sale Event.  ”

5.                                      Amendment to Section 4.05.  Section 4.05 of the Stockholders Agreement is hereby amended by:

a.                                      deleting the words “sole discretion” in clause (i) of subsection (b) thereof and inserting in lieu thereof the words “sole and reasonable discretion”;

b.                                      inserting the words “or equal to” after the words “the value per share of each such capital raise is greater than” in subclause (A) of clause (b)(viii) thereof;

c.                                       deleting the words “sole discretion” in the first sentence of subsection (c) thereof and inserting in lieu thereof the words “sole and reasonable discretion”;

d.                                      deleting the words “against Damages (as defined in the Subscription Agreement)” in the fourth sentence of subsection (g) thereof and inserting in lieu thereof the words “against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees)”;

e.                                       deleting the references to “Townsend” in subclause (D) of clause (j)(i) thereof and replacing such references with references to “the Advisory Board”; and

f.                                        deleting subsection (d) thereto in its entirety and replacing it with the following:

“(d) The Advisory Board shall meet as often as KREF determines to be reasonably necessary but no less often than semi-annually and such meetings may be held in person or telephonically at KREF’s sole discretion.  Following the completion of each quarter, KREF shall provide the Advisory Board with a report describing any transactions between KREF and/or the KKR Manager, on the one hand, and Fund Holdings or any of its Affiliates (other than KREF and/or the KKR Manager or any of their respective Subsidiaries), on the other hand, effected during the immediately preceding quarter (including, and in the case of the items described in this parenthetical, without giving effect to the exceptions in subclauses (C) and (D) of this Section 4.05(d), (i) the payment of any fees in connection with the arranging, underwriting, syndication or refinancing of an investment, loan servicing fees or special servicing fees, in each case to KKR Manager or any of its Affiliates in connection with any KREF investment and (ii) the sale of any investment by KREF to, or the acquisition of any investment by KREF from KKR & Co. L.P., any Other KKR Fund (as defined in the Management Agreement) or any of their Affiliates) other than (A) any transaction pursuant to any arrangement or agreement in effect on the date of this Agreement and which has been disclosed in writing to the Stockholders (including the Management Agreement, Registration Rights Agreement and the terms of the Voting Preferred Share), (B) any transactions consisting of contributions to or distributions from KREF and/or KKR Manager, (C) any transactions entered into in the ordinary course of business that are on arm’s-length terms, (D) transactions between such parties with values that would not be expected to exceed $100,000 in aggregate per year, (E) the entry into any customary indemnification agreements or similar

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arrangements with the directors and officers of KREF, and (F) any capital markets services provided by any Affiliate of Fund Holdings in the ordinary course of business that is on an arm’s-length basis; provided that, notwithstanding clause (F), such reporting shall include a description of any capital markets services provided by any Affiliate of Fund Holdings during such period.  At regularly scheduled meetings KREF shall provide a general update to the Advisory Board regarding (i) the overall KREF investment portfolio, (ii) any new investments made by KREF since the previous Advisory Board meeting, (iii) any material developments relating to KREF’s business and (iv) any Investment (other than an Investment in a B-Piece Security) with respect to which KKR Real Estate Partners Europe L.P., KKR Real Estate Partners Americas L.P. or, any successor fund thereto has invested in an equity interest with respect to the same underlying property.  In addition, prior to a Public Listing, the Advisory Board shall have the rights currently provided to the board of directors of KREF under Section 3(f) of the Management Agreement.  Members of the Advisory Board may participate in a meeting of the Advisory Board by conference telephone or video conferencing by means of which all persons participating in the meeting can hear and be heard.  Any member of the Advisory Board who is unable to attend a meeting of the Advisory Board may (i) grant in writing to another member of the Advisory Board or any other Person (including representatives of KREF) such member’s proxy to vote on any matter upon which action is taken at such meeting and (ii) designate in writing to KREF an alternate to observe, but not vote on, any matter acted upon at such meeting (unless such alternate is also granted a proxy pursuant to the preceding clause (i)).  The Advisory Board shall act by a majority of its members, which action may be taken by written consent in lieu of a meeting.  Meetings of the Advisory Board may be called by KREF using reasonable judgment and discretion by providing at least five (5) Business Days’ notice to all members of the Advisory Board.  For the avoidance of doubt, any requirement of KREF to provide a report to the Advisory Board pursuant to this Section 4.05 shall only apply to the extent a reportable event of the type required to be reported has occurred during the immediately preceding quarter (or semi-annual period, as applicable).”

6.                                      Addition of Section 4.07.  Article IV of the Stockholders Agreement is hereby amended by adding a new Section 4.07 thereto to immediately follow Section 4.06 thereof to read as follows:

Section 4.07 Occurrence of a Cause Event.  (a) Within 30 calendar days following an event constituting Cause (as defined in clause (b) below) and delivery of notice of the failure of the KKR Manager to cure such Cause within the period of time specified in clause (c) below, Stockholders holding 66 2/3% of the REIT Shares held by the Stockholders may require the dissolution and liquidation of KREF effective as of a date not less than 60 calendar days from the date of notice to the KKR Manager of such dissolution; provided that the foregoing right shall only apply prior to a Public Listing.

(b) For purposes of this Section 4.07, “Cause” means a judgment by any court or governmental body of competent jurisdiction or an admission by KKR Manager in a settlement of any lawsuit (x) of fraud, willful misconduct or gross negligence by the KKR Manager in connection with the performance of its duties under the terms of the Management Agreement, or (y) that the KKR Manager has committed a knowing and

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material breach of its duties under the terms of the Management Agreement, or a material violation of applicable United States federal securities laws in connection with its activities relating to KREF, in each case of clauses (x) and (y) which has a material adverse effect on the business of KREF.  The KKR Manager shall promptly give notice to the Stockholders of the occurrence of any event constituting Cause of which the KKR Manager has actual knowledge.

(c) A cure of any event constituting Cause under this Section 4.07 must occur within 60 calendar days after a determination that such event constitutes Cause.  An event of Cause shall be deemed to be cured if (x) the KKR Manager submits a plan to the Advisory Board describing the intended course of action of the KKR Manager and period of time required to cure the event constituting Cause, (y) the Advisory Board approves such plan prior to the expiration of the cure period and (z) the KKR Manager actually cures the event of Cause in the manner contemplated by the plan and in the time period specified therein.  The KKR Manager also shall be deemed to have cured any event of Cause if the KKR Manager terminates or causes the termination of employment with the KKR Manager or other Affiliate of all individuals who engaged in the conduct constituting such Cause and makes KREF whole for any actual financial loss that such conduct caused KREF.  The KKR Manager will provide prompt written notice to the Stockholders in the event that the KKR Manager fails to cure an event of Cause within the 60 calendar day period specified in this clause (c).

7.                                      Continuing Effect of the Stockholders Agreement.  This Amendment shall be construed together with, and as a part of, the Stockholders Agreement, but shall not constitute an Amendment of any provision of the Stockholders Agreement not expressly referred to herein.  Except as expressly agreed to hereby, the provisions of the Stockholders Agreement are and shall remain in full force and effect.

8.                                      Counterparts.  This Amendment may be executed in one or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9.                                      Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York consistent with the Stockholders Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

KREF:

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ William Miller
	Name:	William Miller
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Amendment Stockholders Agreement]

FUND HOLDINGS:

KKR FUND HOLDINGS L.P.

By:	KKR Fund Holdings GP Limited, its general partner

By:	/s/ William Janetschek
Name:	William Janetschek
Title:	Director

By:	KKR Group Holdings L.P., its general partner

By:	KKR Group Limited, its general partner

By:	/s/ William Janetschek
Name:	William Janetschek
Title:	Director

[Signature Page to First Amendment Stockholders Agreement]

KKR Manager:

KKR REAL ESTATE FINANCE MANAGER LLC

By:	/s/ Christopher B. Lee
	Name:	Christopher B. Lee
	Title:	Assistant Secretary

[Signature Page to First Amendment Stockholders Agreement]

STOCKHOLDERS:

TACTICAL VALUE SPN-KREF HOLDINGS L.P.

By: Tactical Value SPN-SPV GP LLC, its general partner

By:	/s/ Nicole J. Macarchuk
	Name:	Nicole J. Macarchuk
	Title:	Vice President

[Signature Page to First Amendment Stockholders Agreement]

STOCKHOLDERS:

LAKE TAHOE III, L.P.

By: Lake Tahoe III GP, LLC
Its: General Partner

By:	/s/ Joseph P. Olszak
	Name:	Joseph P. Olszak
	Title:	Senior Vice President

[Signature Page to First Amendment Stockholders Agreement]

STOCKHOLDERS:

SA Special Situations Partnerships, L.P.

By: SA Special Situations General Partner, LLC
Its: General Partner

By:	/s/ Joseph P. Olszak
	Name:	Joseph P. Olszak
	Title:	Vice President

[Signature Page to First Amendment Stockholders Agreement]

STOCKHOLDERS:

TREA II AIV ERISA, LP

By: Townsend Alpha Manager II, LLC, the General Partner

/s/ Joseph P. Olszak
Joseph P. Olszak
Vice President

[Signature Page to First Amendment Stockholders Agreement]

STOCKHOLDERS:

TREA II AIV NON-ERISA, LP

By: Townsend Alpha Manager II, LLC, the General Partner

/s/ Joseph P. Olszak
Joseph P. Olszak
Vice President

[Signature Page to First Amendment Stockholders Agreement]